GLICKENHAUS VALUE PORTFOLIOS,
                          THE 1996 EQUITY COLLECTION



                           REFERENCE TRUST AGREEMENT


          This Reference Trust Agreement (the "Agreement") dated January 24, 1996 between Glickenhaus & Co., as Depositor and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Glickenhaus Value Portfolios, The 1996 Equity Collection, and Subsequent Series, Trust Indenture and Agreement" dated January 24, 1996 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                               WITNESSETH THAT:

          WHEREAS, this Agreement is a Reference Trust Agreement as defined in
Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

          WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Sections 2.1 and 2.6 of the Indenture; and

          NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee as follows:

                                    Part I

                    STANDARD TERMS AND CONDITIONS OF TRUST

          Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


334811.1

          Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated January 24, 1996, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that there has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

          Section 1. The following special terms and conditions are hereby agreed to:

          (a) The Securities (including Contract Securities) listed in Schedule A hereto have been deposited in the Trust under this Agreement.

          (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 17,362.

          (c) For the purposes of the definition of Unit in item (22) of
Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/17362nd as of the date hereof.

          (d) The term Record Date shall mean the fifteenth day of June and December, commencing on June 15, 1996.

          (e) The term Distribution Date shall mean the first business day of July and January, commencing on July 1, 1996.

          (f) The First Settlement Date shall mean January 29, 1996.

          (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the Deposit Period.

          (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following

                                      -2-
334811.1
schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.85 per 100 Units.

          (i) For purposes of Section 7.4, the Depositor's maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

          (j) The Liquidation Date shall be January 24, 1999 or the disposition of the last Security in the Trust.

          (k) The fiscal year for the Trust shall end on December 31 of each year.

          (l) For purposes of this Series of the Glickenhaus Value Portfolios, the form of Certificate set forth in Indenture shall be appropriately modified to reflect the title of this Series and represent as set forth above.

          IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                        [Signatures on separate pages]

                                      -3-
334811.1

                                      GLICKENHAUS & CO.



                                      By /s/Brian C. Laux
                                           Attorney-in-Fact
                                           for each of the
                                           General Partners


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     I, Thomas R. Westle, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Brian C. Laux, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 24th day of January, 1996.


                                                /s/ Thomas R. Westle
                                                Notary Public

         THOMAS R. WESTLE, ESQ.
    Notary Public, State of New York
            No. 02WE4749942
    Qualified in Westchester County
Certificate Filed in Westchester County
    Commission Expires June 30, 1997

[SEAL]


313665.1

                                      THE BANK OF NEW YORK, Trustee



                                      By:  /s/Ludim Samabria
                                           Vice President

ATTEST:



By:  /s/Jenifer Dicker


(CORPORATE SEAL)


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


          I, Emmanuel T. Lytle, Jr., a Notary Public in and for the said County in the State aforesaid, do hereby certify that Lubim Samabria and Jenifer Dicker personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

          GIVEN, under my hand and notarial seal this 23rd day of January, 1996.



                                             /s/Emmanuel T. Lytle, Jr.
                                             Notary Public


[SEAL]

My commission expires: April 30, 1997


313665.1

                                                                      SCHEDULE A


                         GLICKENHAUS VALUE PORTFOLIOS
                          THE 1996 EQUITY COLLECTION
                                   PORTFOLIO
                            AS OF JANUARY 24, 1996


                                                                                     Percentage     Market      Cost of
                                Portfolio   Number of                                    of         Value      Securities
                                    No.      Shares     Name of Issuer (2)            Fund (1)    Per Share    to Trust (3)
                                ---------   ---------   ------------------           ----------   ---------    ------------

COMMON STOCK:         89.99%

 Automobiles/Trucks:   10.16%       1       300 Shs.    Chrysler Corp. (4)             10.16%       56.500       $16,950
 Building Materials:    8.09%       2       500 Shs.    USG Corp.                       8.09%       27.000        13,500
 Equity REITS:         10.84%       3       800 Shs.    First Industrial Realty Tr.    10.84%       22.625        18,100
 Financial Services:   13.42%       4       800 Shs.    Countrywide Credit Ind. Inc.   10.13%       21.125        16,900
                                    5       100 Shs.    Merrill Lynch & Co.             3.29%       54.875         5,488
                                                                                                                  ------
                                                                                                                  22,388
 Metals-Diversified:    9.15%       6       300 Shs.    Reynolds Metals Co.             9.15%       50.875        15,262
 Oil/Gas Equipment      9.74%       7       2,000 Shs.  Global Marine, Inc.             9.74%        8.125        16,250
   & Service:
 Oil/Gas Exploration:   9.17%       8       1,200 Shs.  Oryx Energy Co.                 9.17%       12.750        15,300
 Packaging/Container:   9.44%       9       1,200 Shs.  Stone Container Corp.           9.44%       13.125        15,750
 Pharmaceuticals:       9.98%      10       900 Shs.    ICN Pharmaceuticals Inc.        9.98%       18.500        16,650

ADRS:                  10.01%
 Telecommunications:   10.01%      11       800 Shs.    Koor Industries Ltd.           10.01%       20.875        16,700
                                                                                      ------                    --------
                                                                                      100.00%                   $166,850
                                                                                      ======                    ========


                                                      -4-
334811.1